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                                                                    EXHIBIT 9(b)

                                BROWN & WOOD LLP

                             ONE WORLD TRADE CENTER
                           NEW YORK, N.Y. 10048-0557

                            TELEPHONE: 212-839-5300
                            FACSIMILE: 212-839-5599

                                          October 29, 1999

Merrill Lynch Oregon Municipal Bond Fund of
Merrill Lynch Multi-State Municipal Series Trust
800 Scudders Mill Road
Plainsboro, New Jersey 08536

Ladies and Gentlemen:

     We consent to the filing in Post-Effective Amendment No. 9 to the Registration Statement on Form N-1A (File Nos. 33-64502 and 811-4375) of our opinion dated July 14, 1993 originally filed on July 15, 1993 as an Exhibit to Pre-Effective Amendment No. 1 to such Registration Statement and to the use of our name in the prospectus and statement of additional information constituting parts thereof.

                                          Very truly yours,

                                          /s/ BROWN & WOOD LLP